SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: March 24, 2010

Citizens South Banking Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina		28054-4040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On March 24, 2010, Citizens South Banking Corporation (the “Company”) issued a slide presentation regarding the previously-announced transactions involving the Company and Citizens South Bank (the “Bank”), the wholly owned subsidiary of the Company, pursuant to which (i) the Bank acquired substantially all of the assets and assumed substantially all of the liabilities of Bank of Hiawassee, a Georgia state-chartered bank headquartered in Hiawassee, Georgia, from the Federal Deposit Insurance Corporation as receiver for Bank of Hiawassee and (ii) the Company raised, in the aggregate, approximately $15 million through direct sales to accredited investors of equity securities of the Company.

The slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, is deemed “furnished” to the Securities and Exchange Commission (the “SEC”), and not “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Current report into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Slide presentation, dated March 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: March 24, 2010	By:	/s/ Paul L. Teem, Jr.
Paul L. Teem, Jr.
Executive Vice President and Secretary (Duly Authorized Officer)